UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2008

PIEDMONT MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	333-135376 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214
Reno, NV 89511
(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.  Other Events

On April 9, 2007, the Company’s Board of Directors appointed Mr. V. Richard Rabbito to serve on the Advisory Board.

Mr. Rabbito is the Managing Director of The Overseas Development and Finance Group.  From 1986 to 1999 Mr. Rabbito worked with APR Associates, a financial consulting firm, where he was responsible for new business development, mergers and acquisitions and project financing.  Prior to that he was President of RJR International, an oil and ship consulting firm.  From 1975 to 1980 he was with the French firm of Worms & Cie in Paris, where he worked with their petroleum and shipping divisions and subsequently built their U.S. operations.

On April 9, 2008, Mr. Rabbito was granted 150,000 options with an exercise price of $0.28 per share.  The options have a term of three (3) years and are subject to other standard terms and conditions under the Nonqualified Stock Option Agreement dated April 9, 2008 between the Company and Mr. Rabbito.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

4.1	Nonqualified Stock Option Agreement dated April 9, 2008 between Piedmont Mining Company, Inc. and Mr. V. Richard Rabbito.

99.1	Press Release dated April 10, 2008 entitled “Piedmont Mining Company Announces New Advisory Board Member.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Date: April 15, 2008	/s/ Robert M. Shields, Jr.
Robert M. Shields, Jr.,
Chief Executive Officer, Chief Financial Officer,
President, Director, Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Nonqualified Stock Option Agreement dated April 9, 2008 between Piedmont Mining Company, Inc. and Mr. V. Richard Rabbito.
99.1	Press Release dated April 10, 2008 entitled “Piedmont Mining Company Announces New Advisory Board Member.”